Exhibit 99.1

SINTX TECHNOLOGIES ANNOUNCES PRICING OF $4.0 MILLION PUBLIC OFFERING

SALT LAKE CITY, UT, Jan. 31, 2024 (GLOBE NEWSWIRE) -- SINTX Technologies, Inc. (NASDAQ: SINT) (“SINTX” or the “Company”), an original equipment manufacturer of advanced ceramics, today announced the pricing of its public offering of 16,000,000 units, with each unit consisting of one share of its common stock, or one pre-funded warrant to purchase one share of its common stock, one Class E Warrant with each warrant to purchase one share of common stock, and one Class F Warrant with each warrant to purchase one share of common stock. Each unit is being sold at a public offering price of $0.25. The Class E and Class F Warrants in the units will be immediately exercisable at a price of $0.25 per share. The Class E Warrants will expire five years from the date of issuance and the Class F Warrants will expire eighteen months from the date of issuance. The shares of common stock (or pre-funded warrants in lieu thereof) and accompanying warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $4.0 million. The offering is expected to close on February 2, 2024, subject to customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with this offering. Ascendiant Capital Markets LLC acted as the Company’s financial advisor.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-275137) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2024. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SINTX Technologies, Inc.

SINTX Technologies is an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications. SINTX is a global leader in the research, development, and manufacturing of silicon nitride, and its products have been implanted in humans since 2008. Over the past two years, SINTX has utilized strategic acquisitions and alliances to enter into new markets. The Company has manufacturing facilities in Utah and Maryland.

For more information on SINTX Technologies or its silicon nitride material platform, please visit www.sintx.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements, including those relating to the potential rights offering, within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) that are subject to a number of risks and uncertainties. Risks and uncertainties that may cause such differences include, among other things: the Company’s ability to complete the offering; our products may not prove to be as effective as other products currently being commercialized or to be commercialized in the future by competitors; risks inherent in manufacturing and scaling up to commercial quantities while maintaining quality controls; volatility in the price of SINTX’s common stock; the uncertainties inherent in new product development, including the cost and time required to commercialize such product(s); market acceptance of our products once commercialized; SINTX’s ability to raise funding and other competitive developments. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations, and beliefs. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in SINTX’s Risk Factors disclosure in the Registration Statement and SINTX’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 29, 2023, and in SINTX’s other filings with the SEC. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Contact:

SINTX Technologies

801.839.3502

IR@sintx.com